Exhibit 99.1

NEWS RELEASE

	Contacts:	Union Drilling, Inc.
Christopher D. Strong, CEO
817-735-8793

FOR IMMEDIATE RELEASE		DRG&E
Ken Dennard / Ben Burnham
713-529-6600

UNION DRILLING REPORTS

2010 FIRST QUARTER RESULTS

FORT WORTH, TX – May 4, 2010 – Union Drilling, Inc. (NASDAQ: UDRL) announced today financial and operating results for the three month period ended March 31, 2010.

Revenues for the first quarter of 2010 were $38.7 million compared to $54.3 million in the first quarter of 2009. The Company reported a net loss of $6.0 million for the quarter, or $0.26 per share, compared to a net loss of $0.3 million, or $0.01 per share, during the first quarter of 2009. Union Drilling’s 2009 first quarter results included a non-cash $1.3 million impairment charge.

EBITDA for the first quarter of 2010 totaled $3.7 million compared to $11.9 million reported in the same period last year. For additional information regarding EBITDA as a non-GAAP financial measure, please refer to the disclosures contained at the end of this release.

Christopher D. Strong, Union Drilling’s President and Chief Executive Officer, stated, “Our results of operations for the first quarter included substantial costs associated with ramping up our rig count, particularly oil drilling in West Texas. In late 2009, we had six rigs running in Texas, primarily in the Barnett Shale. Today, we have 14 rigs running in Texas with the majority drilling for oil. Given low gas prices and a high gas-directed horizontal rig count that continues to drive large storage injections, we decided to increase our participation in oil drilling.

“While rig utilization continues to improve, we’ve experienced significant margin compression that is unrelated to start-up costs or the effects of winter in the Northeast. Our average dayrate has declined with idle rigs being put back to work and active rigs rolling off existing term contracts and re-pricing at current rates. We also have incurred some costs to restore wages in areas where they were previously cut, but in many cases, those costs have been passed through to our customers with increased dayrates. It remains to be seen if the horizontal portion of the rig count will be tight enough to increase our rates and margins this summer.”

Operating Statistics

Union Drilling’s average marketed rig utilization for the first quarter of 2010 was 39.6%, down from 47.6% in the first quarter of 2009 (“year-over-year”), but up from 37.0% in the fourth quarter of 2009 (“sequential”). Revenue days totaled 2,531, down 17% year-over-year, but up 5% sequentially. Average revenue per revenue day was $15,275, down 15% year-over-year and 9% sequentially. The decline is the result of lower market prices compared to last year and expiration of certain term contracts. Operating expenses per revenue day for the first quarter of 2010 were $11,697 per revenue day, up 2% year-over-year and 12% sequentially. Drilling margins totaled $9.1 million, or 23% of revenues, compared year-over-year to 36% of revenues, and compared sequentially to 38% of revenues. The decrease in drilling margins during the first quarter of 2010 was primarily the result of start-up costs and lower average dayrates as idle rigs were put back to work. For additional information regarding drilling margin as a non-GAAP financial measure, please refer to the disclosures contained at the end of this release.

Conference Call

Union Drilling’s management team will be holding a conference call on Wednesday, May 5, 2010, at 10:30 a.m. Eastern time. To participate in the call, dial (480) 629-9772 ten minutes before the conference call begins and ask for the Union Drilling conference call. To listen to the live call on the Internet, please visit Union Drilling’s website fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a telephonic replay will be available through May 12, 2010 and may be accessed by calling (303) 590-3030 and using the pass code 4283081. Also, an archive of the webcast will be available after the call for a period of 60 days on the “Investor Relations” section of the Company’s website at www.uniondrilling.com.

About Union Drilling

Union Drilling, Inc., headquartered in Fort Worth, Texas, provides contract land drilling services and equipment to natural gas and oil producers, in the United States. Union Drilling currently owns and markets 71 rigs and specializes in unconventional drilling techniques.

UDRL-E

Statements we make in this press release that express a belief, expectation or intention, as well as those which are not historical fact, are forward-looking statements within the meaning of the federal securities laws and are subject to risks, uncertainties and assumptions. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential” or similar words. These matters include statements concerning management’s plans and objectives relating to our operations or economic performance and related assumptions, including general economic and business conditions and industry trends, the continued strength or weakness of the contract land drilling industry in the geographic areas in which we operate, decisions about onshore exploration and development projects to be made by oil and gas companies, the highly competitive nature of our business, our future financial performance, including availability, terms and deployment of capital, the continued availability of qualified personnel, and changes in, or our failure or inability to comply with, government regulations, including those relating to workplace safety and the environment. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Further, we specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in our public filings with the Securities and Exchange Commission, including our Annual Report of Form 10-K. Management cautions that forward-looking statements are not guarantees, and our actual results could differ materially from those expressed or implied in the forward-looking statements.

Union Drilling, Inc.

Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenues
Total revenues	$38,660	$54,297

Cost and expenses
Operating expenses	29,604	34,766
Depreciation and amortization	12,933	11,134
Impairment charge	—	1,300
General and administrative	5,730	7,734

Total cost and expenses	48,267	54,934

Operating loss	(9,607)	(637)

Interest expense	(182)	(78)
Gain on disposal of assets	388	99
Other income	20	24

Loss before income taxes	(9,381)	(592)

Income tax benefit	(3,413)	(321)

Net loss	$(5,968)	$(271)

Loss per common share:
Basic	$(0.26)	$(0.01)

Diluted	$(0.26)	$(0.01)

Weighted-average common shares outstanding:
Basic	23,127,049	20,077,815

Diluted	23,127,049	20,077,815

Union Drilling, Inc.

Operating Statistics

(in thousands, except day and per day data)

	Three Months Ended March 31,
	2010	2009

Revenues	$38,660	$54,297
Operating expenses	$29,604	$34,766
Drilling margins	$9,056	$19,531

Revenue days	2,531	3,039
Marketed rig utilization	39.6%	47.6%

Revenue per revenue day	$15,275	$17,867
Operating expenses per revenue day	$11,697	$11,440
Drilling margin per revenue day	$3,578	$6,427

Union Drilling, Inc.

Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2010	2009
	(unaudited)

Assets:
Current assets:
Cash and cash equivalents	$25	$6
Accounts receivable (net of allowance for doubtful accounts of $116 and $1,379 at March 31, 2010 and December 31, 2009, respectively)	19,918	22,732
Inventories	2,017	1,944
Income tax recoverable	10,075	8,913
Prepaid expenses, deposits and other receivables	1,969	2,391
Deferred taxes	1,169	1,169

Total current assets	35,173	37,155
Intangible assets (net of accumulated amortization of $693 and $618 at March 31, 2010 and December 31, 2009, respectively)	1,507	1,582
Property, buildings and equipment (net of accumulated depreciation of $206,484 and $194,197 at March 31, 2010 and December 31, 2009, respectively)	260,993	254,063
Other assets	168	210

Total assets	$297,841	$293,010

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$16,331	$8,180
Current portion of notes payable for equipment	508	598
Financed insurance premiums	623	855
Customer advances	430	—
Accrued expense and other liabilities	5,848	4,511

Total current liabilities	23,740	14,144
Revolving credit facility	13,293	8,996
Long-term notes payable for equipment	100	173
Deferred taxes	49,766	53,157
Other long-term liabilities	219	217

Total liabilities	87,118	76,687

Stockholders’ equity:
Common stock, par value $.01 per share; 75,000,000 shares authorized; 25,140,224 shares and 25,123,103 shares issued at March 31, 2010 and December 31, 2009, respectively	251	251
Additional paid in capital	169,656	169,288
Retained earnings	51,279	57,247
Treasury stock; 2,000,000 shares at both March 31, 2010 and December 31, 2009	(10,463)	(10,463)

Total stockholders’ equity	210,723	216,323

Total liabilities and stockholders’ equity	$297,841	$293,010

EBITDA is earnings before net interest, income taxes, depreciation and amortization and non-cash impairment. The Company believes EBITDA is a useful measure of evaluating its financial performance because it is used by external users, such as investors, commercial banks, research analysts and others, to assess: (1) the financial performance of Union Drilling’s assets without regard to financing methods, capital structure or historical cost basis, (2) the ability of Union Drilling’s assets to generate cash sufficient to pay interest costs and support its indebtedness, and (3) Union Drilling’s operating performance and return on capital as compared to those of other entities in our industry, without regard to financing or capital structure. EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies. A reconciliation of EBITDA to net earnings is included below. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies.

Union Drilling, Inc.

(in thousands)

	Three Months Ended
	March 31,
	2010	2009
Calculation of EBITDA:
Net loss	$(5,968)	$(271)
Impairment charge	—	1,300

Net (loss) income excluding impairment charge	(5,968)	1,029
Interest expense	182	78
Income tax benefit	(3,413)	(321)
Depreciation and amortization	12,933	11,134

EBITDA	$3,734	$11,920

Drilling margin represents contract drilling revenues less contract drilling costs. Union Drilling believes that drilling margin is a useful measure for evaluating its financial performance, although it is not a measure of financial performance under generally accepted accounting principles. However, drilling margin is a common measure of operating performance used by investors, financial analysts, rating agencies and Union Drilling’s management. A reconciliation of drilling margin to operating income is included below. Drilling margin as presented may not be comparable to other similarly titled measures reported by other companies.

Union Drilling, Inc.

(in thousands, except day and per day data)

	Three Months Ended
	March 31,
	2010	2009
Calculation of drilling margin:
Operating loss	$(9,607)	$(637)
Depreciation and amortization	12,933	11,134
Impairment charge	—	1,300
General and administrative	5,730	7,734

Drilling margin	$9,056	$19,531

Revenue days	2,531	3,039

Drilling margin per revenue day	$3,578	$6,427